Exhibit 10.1

Form of Debt Forgiveness and Release Agreement

Dated as of August 26, 2026

This Debt Forgiveness and Release Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”) and ____________ (“Counterparty”). Each of the Company and Counterparty may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Counterparty is engaged by the Company as an employee, officer, consultant or in another position, and the Company currently owes the Counterparty the sum of $________ (the “Cash Debt”);

WHEREAS, Counterparty now desires to terminate and forgive The Cash Debt $_________ (the “Debt”), and provide the release and other agreements as set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Forgiveness and Termination of Debt.

(a)	As of the Effective Date, the Debt is hereby terminated and forgiven, and any and all amounts remaining owed in connection with the Debt are deemed paid in full. The Company shall cancel all of the Debt on its books and records immediately following the effectiveness of this Agreement as set forth herein.

(b)	No Party shall be entitled to any payments or other compensation in connection with the forgiveness of the Debt other than as set forth herein.

2.	Release of Claims.

(a)	Effective as of the Effective Date, the Counterparty, for Counterparty and for Counterparty’s Affiliates (as hereinafter defined), and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Counterparty Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise the Company and its Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Counterparty Party may have now or may have in the future, against any of the Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, including, without limitation, any such matters related to the Debt, but excluding, for greater certainty, the obligations of Company hereunder (collectively, the “Released Claims”). The Counterparty represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Released Claims released herein are owned by the Counterparty, and Counterparty has the sole authority to release them. The Counterparty agrees that Counterparty shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Released Claim which is released and discharged herein. For purposes hereof, an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party.

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(b)	The Counterparty agrees not to file for Counterparty or on behalf of any other Counterparty Party, any claim, charge, complaint, action, or cause of action against any Company Party related to the Released Claims, and further agrees to indemnify and save harmless such Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any Counterparty Party against any Company Party, whether the releases as set forth herein given by any Counterparty Party are effective or not. In the event that any Counterparty Party brings a suit against any Company Party with respect to any Released Claim, the Counterparty agrees to pay any and all costs of the Company Parties, including attorneys’ fees, incurred by such Company Parties in challenging such action. Any Company Party is an intended third-party beneficiary of this Agreement.

(c)	Counterparty affirms that Counterparty has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company Party in any forum or form and should any such charge or action be filed by any Counterparty Party or by any other person or entity on any Counterparty Party’s behalf involving matters covered by this Section 2, Counterparty agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Counterparty Party might otherwise have had are now settled.

(d)	This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

(e)	Each of the Parties hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides that:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

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3.	Representations and Warranties of Counterparty. Counterparty represents and warrants to the Company as set forth below.

(a)	Organization and Standing. Counterparty is a natural person, and has all requisite power and authority to own Counterparty’s properties and conduct Counterparty’s business as it is now being conducted.

(b)	Due Authority; No Violation. Counterparty has all requisite rights and authority or the capacity to execute, deliver and perform Counterparty’s obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Counterparty, and no other proceedings on the part of Counterparty are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Counterparty. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Counterparty is a party or by which Counterparty or Counterparty’s assets may be bound or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Counterparty.

(c)	Approvals. No approval, authority, or consent of or filing by Counterparty with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

(d)	Sole Holder. Counterparty is the sole beneficial holder of the Debt and, and has not issued any other rights of participation, security interests or any other interest of any form to any other person or entity with respect to the Debt.

(e)	Enforceability. This Agreement has been duly executed and delivered by Counterparty and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Counterparty, enforceable against Counterparty in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

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4.	Representations and Warranties of the Company. The Company represents and warrants to Counterparty as set forth below.

(a)	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of the Company as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

(b)	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

(c)	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

(d)	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Counterparty, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5.	Covenants and Agreements.

(a)	Each of the Parties, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any Party to agree to hold separate or to divest any of the businesses, product lines or assets.

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(b)	Each Party hereto shall promptly inform the other Party of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Party with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each Party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority. If any Party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. Each Party shall, to the extent practicable, provide the other Party and its counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.

6.	Miscellaneous.

(a)	Indemnification. Each Party (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law, the other Party and its Affiliates and each of its and their respective Representatives (as defined below), members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each an “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by any Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Indemnifying Party contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto. For purposes herein, “Representative” shall mean, with respect to any person or entity, any direct or indirect Affiliate of such person or entity, or any officer, director, manager, employee, investment banker, attorney or other authorized agent, advisor or representative of such person or entity or any direct or indirect Affiliate of such person or entity.

(b)	Further Assurances. From time to time, whether at or following the Effective Date, each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby and each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

(c)	Expenses. Other than as specifically set forth herein, each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

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(d)	Fees. Each Party agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.

(e)	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

(f)	Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.

(g)	Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Notices to the Parties shall be sent as follows.

If to the Company, to:

Jupiter Neurosciences, Inc.

Attn: Christer Rosén

11621 Kew Gardens Ave, Ste 210

Jupiter, Florida 33410

Email: c.rosen@jupiterneurosciences.com

If to Counterparty, to the address for Counterparty as set forth in the books and records of the Company.

(h)	Choice of Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, without giving effect to the principles of conflicts of law of the such jurisdiction or any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Palm Beach County, Florida (the “Selected Courts”) and each Party hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such courts, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

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(i)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i). Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(j)	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(k)	No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

(l)	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

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(m)	Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.

(n)	Interpretation. The Parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

(o)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the Parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.

(p)	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

(q)	Waiver; Remedies. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(r)	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Jupiter Neurosciences, Inc.

By:
Name:	Christer Rosén
Title:	Chief Executive Officer

By:
Name:

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